Exhibit 10.15
VERALTO CORPORATION
2023 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the Veralto Corporation 2023 Omnibus Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).
I.    NOTICE OF GRANT
Name:
Employee ID:
The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):

Date of Grant

Number of Restricted Stock Units

Time-Based Vesting Criteria
II.    AGREEMENT
1.    Grant of RSUs. Veralto Corporation (the “Company”) hereby grants to the Participant named in this Grant Notice (the “Participant”), an Award of Restricted Stock Units (“RSUs”) to acquire the number of shares of Common Stock (the “Shares”) set forth in the Grant Notice, subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference.
2.    Vesting.
(a)    Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, with respect to each Tranche of RSUs granted under this Agreement (a “Tranche” consists of all RSUs as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest unless the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche (the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”). Vesting shall be determined separately for each Tranche. The Time-Based Vesting Criteria applicable to any Tranche are referred to as “Vesting Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the RSUs. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law, the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment.
(b)    Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole Share and issued to the Participant; provided that to the extent rounding a fractional Share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Section 409A of the U.S. Internal Revenue Code of 1986 (“Section 409A”), or (ii) adverse tax consequences if the Participant is located outside of the United States, the fractional Share will be rounded down without the payment of any consideration in respect of such fractional Share.
(c)    Addenda. The provisions of Addendum A, Addendum B and Addendum C (collectively, the “Addenda”), are incorporated by reference herein and made a part of this Agreement. To the extent any provision in the Addenda conflicts with any provision set forth elsewhere in this Agreement (including without limitation any provisions relating to Retirement), the provision set forth in the Addenda shall control.
3.    Form and Timing of Payment; Conditions to Issuance of Shares.
(a)    Form and Timing of Payment. The Award of RSUs represents the right to receive a number of Shares equal to the number of RSUs that vest pursuant to the Vesting Conditions. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, the Participant shall have no right to payment of any such RSUs. Prior to actual issuance of any Shares underlying the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, with respect to any Tranche that vests in accordance with Sections 2 and 4, the underlying Shares will be paid to the Participant in whole Shares within 90 days of the Vesting Date for that Tranche. The Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.
(b)    Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the RSUs are registered under the Securities Act. The Committee may also require the Participant to acknowledge that the Participant shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.

4.    Termination.
(a)    General. In the event the Participant’s active employment or other active service-providing relationship, as applicable, with the Company or an Eligible Subsidiary terminates (the date of any such termination is referred to as the “Termination Date”) for any reason (other than death, Early Retirement or Normal Retirement) whether or not in breach of applicable labor laws, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, all RSUs that are unvested as of the Termination Date shall automatically terminate as of the Termination Date and the Participant’s right to receive further RSUs under the Plan shall also terminate as of the Termination Date. The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or an Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship, as applicable) terminated. The Participant’s active employer-employee or other active service-providing relationship, as applicable, will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave,” paid administrative leave or similar period pursuant to applicable law). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
(b)    Death. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates as a result of death, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, the Participant’s estate will become vested in a pro rata amount of each unvested Tranche based on the number of complete twelve-month periods between the Date of Grant and the date of the Participant’s death divided by the total number of twelve-month periods between the Date of Grant and the Time-Based Vesting Date applicable to such Tranche. Notwithstanding anything in the Plan or this Agreement to the contrary, for purposes of this Section, any partial twelve-month period between the Date of Grant and the date of death shall be considered a complete twelve-month period and any Fractional Portion that results from applying the pro rata methodology shall be rounded up to a whole Share. Notwithstanding the foregoing and for the avoidance of doubt, upon termination of employment by reason of the Participant’s death, if as of the date of death the Participant also qualifies for Early Retirement or Normal Retirement as reflected below, the Participant’s estate shall be entitled to the most favorable terms of both applicable termination provisions.
(c)    Retirement.
(i)    Upon termination of employment (or other active service-providing relationship, as applicable) by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of RSUs, the unvested portion of the RSUs held by the Participant for at least six (6) months prior to the Early Retirement date will continue to vest in accordance with Section 2.
(ii)    Upon termination of employment (or other active service-providing relationship) by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of the RSUs, the unvested portion of the RSUs held by the Participant for at least six (6) months prior to the Normal Retirement date will continue to vest in accordance with Section 2.
(d)    Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Participant’s unvested RSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
(e)    Violation of Post-Termination Covenant. To the extent that any of the Participant’s RSUs remain outstanding under the terms of the Plan or this Agreement after the Termination Date, such RSUs shall expire as of the date the Participant violates any covenant not to compete or other post-termination covenant that exists between the Participant on the one hand and the Company or any Subsidiary of the Company, on the other hand.
(f)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided.
5.    Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.
6.    Amendment of RSUs or Plan.
(a)    The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or the RSUs in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the RSUs.
(b)    The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested RSUs.

7.    Tax Obligations.
(a)    Withholding Taxes. Regardless of any action the Company or any Eligible Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the RSUs is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Related-Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction.
(i)    This Section 7(a)(i) shall apply to the Participant only if the Participant is not subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items. The Participant shall, no later than the date as of which the value of an RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items, pay to the Company and/or the Employer, or make arrangements satisfactory to the Administrator regarding payment of, all Tax Related-Items required by applicable law to be withheld by the Company and/or the Employer with respect to the RSU.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company and/or the Employer shall, to the extent permitted by applicable law, have the right to deduct any such Tax Related-Items from any payment of any kind otherwise due to the Participant.  The Company shall have the right to require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable withholding requirements related thereto.  With the approval of the Administrator, the Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or (ii) delivering already owned unrestricted Shares, in each case, having a value up to the maximum amount of tax required to be withheld in the applicable jurisdiction (or such other rate that will not cause adverse accounting consequences for the Company).  Any such Shares shall be valued at their Fair Market Value on the date as of which the amount of Tax Related-Items to be withheld is determined.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to the RSUs.  The Company may also use any other method or combination of methods of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any RSU.
(ii)    This Section 7(a)(ii) shall apply to the Participant only if the Participant is subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items. All Tax Related-Items legally payable by the Participant in respect of the RSUs shall be satisfied by the Company, withholding a number of the Shares that would otherwise be delivered to the Participant upon the vesting or settlement of the RSUs with a Fair Market Value, determined as of the date of the relevant taxable event, equal to the minimum statutory withholding amount that applies to the Participant, rounded up to the nearest whole share (“Net Settlement”). The Net Settlement mechanism described in this paragraph was approved by the Committee prior to the Date of Grant in a manner intended to constitute “approval in advance” by the Committee for purposes of Rule 16b3-(e) under the Securities Exchange Act of 1934, as amended.

(iii)    If the obligation for Tax Related-Items is satisfied by net settlement, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares issued upon vesting of the RSUs notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Related-Items.
(b)    Code Section 409A. Payments made pursuant to the Plan and this Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all RSUs granted to Participants who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the RSUs shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any RSUs granted thereunder. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Eligible Subsidiaries shall have any liability for any tax, penalty or interest imposed on the Participant by Section 409A, and the Participant shall have no recourse against the Company or any of its Eligible Subsidiaries for payment of any such tax, penalty or interest imposed by Section 409A.
Notwithstanding anything to the contrary in this Agreement, these provisions shall apply to any payments and benefits otherwise payable to or provided to the Participant under this Agreement. For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment.” In addition, for purposes of Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Section 409A to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) (with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the Participant’s “separation from service” (as defined for purposes of Section 409A)) the “two years/two-times” involuntary separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference.
For purposes of making a payment under this Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
If the Participant is a “specified employee” as defined in Section 409A (and as applied according to procedures of the Company and its Subsidiaries) as of the Participant’s separation from service, to the extent any payment under this Agreement constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A), and such payment is payable by reason of a separation from service, then to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
8.    Rights as Shareholder. Until all requirements for vesting of the RSUs pursuant to the terms of this Agreement and the Plan have been satisfied, the Participant shall not be deemed to be a shareholder of the Company, and shall have no dividend rights or voting rights with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to the Participant.

9.    No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment or service contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company or any of its Eligible Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Eligible Subsidiaries right to terminate the Participant’s employment or service at any time, with or without cause (subject to any employment or service agreement the Participant may otherwise have with the Company or an Eligible Subsidiary thereof and/or applicable law).
10.    Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether the Participants are similarly situated.
11.    Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation.
12.    Electronic Delivery.
(a)    If the Participant executes this Agreement electronically, for the avoidance of doubt, the Participant acknowledges and agrees that the Participant’s execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Participant acknowledges that upon request of the Company the Participant shall also provide an executed, paper form of this Agreement.
(b)    If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of RSUs set forth in the Grant Notice and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.
(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, this Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.
13.    Data Privacy. The Company is located at 225 Wyman Street, Waltham, Massachusetts 02451, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the RSUs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the RSUs, the Participant expressly and explicitly consents to the Personal Data Activities as described herein.
(a)    Data Collection, Processing and Usage. The Company collects, processes and uses the Participant's personal data, including the Participant’s name, home address, email address, and telephone number, date of birth, social insurance/passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting the RSUs under the Plan, the Company will collect the Participant's Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant's Personal Information is the Participant’s consent.
(b)    Stock Plan Administration Service Provider. The Company transfers the Participant's Personal Information to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant's Personal Information with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant's Personal Information to the United States is the Participant’s consent.
(d)    Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.
(e)    Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant's Personal Information. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Participant’s local human resources department.
14.    Waiver of Right to Jury Trial. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT OR EXPECTATION AGAINST THE OTHER TO TRIAL OR ADJUDICATION BY A JURY OF ANY CLAIM, CAUSE OR ACTION ARISING WITH RESPECT TO THE RSUS OR HEREUNDER, OR THE RIGHTS, DUTIES OR LIABILITIES CREATED HEREBY.
15.    Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
16.    Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or the RSUs must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
17.    Nature of RSUs. In accepting the RSUs, the Participant acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the award of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, benefits in lieu of RSUs or other equity awards, even if RSUs have been awarded in the past;
(c)    all decisions with respect to equity awards, if any, shall be at the sole discretion of the Company;
(d)    the Participant’s participation in the Plan is voluntary;
(e)    the award of RSUs and the Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any;
(f)    the award of RSUs and the Shares subject to the RSUs, and the income from and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(g)    the award of RSUs and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation;
(h)    unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;
(i)    the future value of the underlying Shares is unknown, undeterminable and cannot be predicted with certainty;
(j)    the value of the Shares acquired upon vesting/settlement of the RSUs may increase or decrease in value;
(k)    in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs, or recoupment of any Shares acquired under the Plan, or from any diminution in value of the RSUs, or the Shares upon vesting of the RSUs resulting from (i) termination of the Participant’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and / or (ii) the application of any recoupment policy or any recovery or clawback policy otherwise required by law, and in consideration of the grant of the RSUs, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Agreement, Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue or seek remedy for any such claim; and
(l)    neither the Company, the Employer nor any other Eligible Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon vesting.
18.    Language. The Participant acknowledges that the Participant is proficient in the English language and understands the terms of this Agreement. If the Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.
19.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

21.    Insider Trading/Market Abuse Laws. By accepting the RSUs, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant's country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should speak to the Participant’s personal advisor on this matter.
22.    Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the RSUs, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the RSUs) if required by and in accordance with local foreign exchange rules and regulations in the Participant 's country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Eligible Subsidiaries, as may be required to allow the Company and its Eligible Subsidiaries to comply with local laws, rules and regulations in the Participant's country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant's personal legal and tax obligations under local laws, rules and regulations in the Participant 's country of residence (and country of employment, if different).
23.    Private Offering. The grant of the RSUs is not intended to be a public offering of securities in the Participant's country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the RSUs (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the RSUs. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the RSUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the RSUs and the Plan, and the Participant should consult with the Participant's personal legal, tax and financial advisors for professional advice in relation to the Participant's personal circumstances.
24.    Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant's country may have certain foreign asset/ account reporting requirements and exchange controls which may affect the Participant's ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant's country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the

Participant's country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant's participation in the Plan to the Participant's country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant's responsibility to be compliant with such regulations and the Participant should consult the Participant’s personal legal advisor for any details.
25.    Country-Specific Provisions. Notwithstanding any provisions in this Agreement, the RSUs and any Shares subject to the RSUs shall be subject to any special terms and conditions for the Participant’s country of employment and country of residence, if different, as set forth in any Addenda. Moreover, if the Participant relocates to one of the countries included in any of the Addenda, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the RSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Addenda constitute part of this Agreement.
26.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the RSUs and on any Shares subject to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
27.    Recoupment. The RSUs granted pursuant to this Agreement are subject to the terms of the Veralto Corporation Clawback Policy in the form approved by the Committee from time to time (including any successor thereto, the “Policy”) if and to the extent such Policy by its terms applies to the RSUs, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant's Shares and other amounts acquired pursuant to the Participant's RSUs, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company's enforcement of the Policy. To the extent that this Agreement and the Policy conflict, the terms of the Policy shall prevail.
28.    Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in the Participant’s residence address.

29.    Limitations on Liability. Notwithstanding any other provisions of the Plan or this Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Participant executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any RSUs.
30.    Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Stock Plan Administrator; (b) represents that the Participant has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Participant’s choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts these RSUs subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

PARTICIPANT	VERALTO CORPORATION

Signature	Signature

Print Name	Print Name

Title

Residence Address

Declaration of Data Privacy Consent. By providing the additional signature below, the undersigned explicitly declares the Participant’s consent to the data processing operations described in Section 13 of this Agreement. This includes, without limitation, the transfer of the Participant's Personal Information to, and the processing of such data by, the Company, the Employer or, as the case may be, the Stock Plan Administrator in the United States. The undersigned may withdraw the Participant’s consent at any time, with future effect and for any or no reason as described in Section 13 of this Agreement.

PARTICIPANT:

Signature

ADDENDUM A
This Addendum A includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant works and/or resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Grant Notice, the Agreement or the Plan.
This Addendum A also includes information regarding securities, exchange control, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of June 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs or sells Shares acquired under the Plan.
In addition, this Addendum A is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country apply to the Participant’s specific situation.
If the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner.

BRAZIL / EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / THE UNITED KINGDOM
Data Privacy
If the Participant resides and/or is employed in Brazil, the EU / EEA, Switzerland or the United Kingdom, the following provision replaces Section 13 of the Agreement:
The Company is located at 225 Wyman Street, Waltham, Massachusetts 02451, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Participant should review the following information about the Company’s data processing practices.
(a)    Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance/passport or other identification number (e.g., resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, cancelled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting the RSUs under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for collecting, processing and using the Participant's Personal Information will be the Company's legitimate interest of managing the Plan and generally administering employee equity awards, the Company's necessity to execute its contractual obligations under the Agreement and to comply with its legal obligations. The Participant’s refusal to provide Personal Information may affect the Participant’s ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use, of the Participant's Personal Information as described herein.
(b)    Stock Plan Administration Service Provider. The Company transfers Participant's Personal Information to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant's Personal Information with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Participant if the Participant's Personal Information is transferred to the United States. The Company’s legal basis for the transfer of the Participant's Personal Information to the United States is to satisfy its contractual obligations under the terms of the Agreement and/or its use of the standard data protection clauses adopted by the European Commission.
(d)    Data Retention. The Company will use the Participant’s Personal Information only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s Personal Information, the Company will remove it from its systems. If the Company keeps the Participant’s Personal Information longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
(e)    Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence (and country of employment, if different). For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to the Agreement, (ii) request rectification of incorrect Personal Information, (iii) request deletion of Personal Information, (iv) request restrictions on processing of Personal Information, (v) lodge complaints with competent authorities in the Participant’s country of residence (and country of employment, if different), and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s Personal Information. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Participant’s local human resources department.

ARGENTINA
TERMS AND CONDITIONS
Labor Law Acknowledgement
The following provision supplements Section 17 of the Agreement:
In accepting the RSUs, the Participant acknowledges and agrees that the grant of RSUs is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant Vesting Date(s).
NOTIFICATIONS
Securities Law Notice
The Participant understands that neither the grant of the RSUs nor Shares issued pursuant to the RSUs constitute a public offering as defined by the Law N° 17,811, or any other Argentine law. The offering of the RSUs is a private placement and the underlying Shares are not listed on any stock exchange in Argentina. As such, the offering is not subject to the supervision of any Argentine governmental authority.
Exchange Control Notice
Exchange control regulations in Argentina are subject to frequent change. The Participant is solely responsible for complying with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting and settlement of the RSUs, the subsequent sale of any Shares acquired at vesting/settlement and the receipt of any dividends paid on such Shares. The Participant should consult with the Participant’s personal legal advisor regarding any exchange control obligations Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information
If the Participant holds the Shares as of December 31 of any year, the Participant is required to report the holding of the Shares on the Participant’s personal tax return for the relevant year. The Participant should consult with the Participant’s personal tax advisor to determine the Participant’s personal reporting obligations.

AUSTRALIA
TERMS AND CONDITIONS
RSUs Conditioned on Satisfaction of Regulatory Obligations
If the Participant is (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of the RSUs is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.
Termination
Section 4(c) of the Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Australia. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
NOTIFICATIONS
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Securities Law Notice
The Participant understands that the offering under the Plan in Australia is being made under Division 1A Part 7.12 of the Corporations Act 2001 (Cth). If the Participant acquires Shares under the Plan and subsequently offers such Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on regarding any applicable disclosure requirements prior to making any such offer.
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will be responsible for filing the report.

AUSTRIA
NOTIFICATIONS
Exchange Control Notice
If the Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside Austria, the Participant will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if the Participant holds securities outside Austria, reporting requirements will apply if the value of such securities meets or exceeds €5,000,000 as of the end of any calendar quarter. Further, if the Participant holds cash in accounts outside Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000. These thresholds may be subject to change. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

BELGIUM
NOTIFICATIONS
Foreign Asset/Account Reporting Information
The Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside of Belgium on the Participant’s annual tax return. The Participant will also be required to complete a separate report, providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax Information
A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the RSUs are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.
Annual Securities Account Tax
An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the annual securities account tax.

BRAZIL
TERMS AND CONDITIONS
Labor Law Policy and Acknowledgment
The following provision supplements Section 17 of the Agreement:
By accepting the RSUs, the Participant agrees that the Participant is (i) making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

Compliance with Law
By accepting the RSUs, the Participant acknowledges that the Participant agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the RSUs, and the sale of Shares acquired under the Plan and the receipt of any dividends.
NOTIFICATIONS
Foreign Asset/Account Reporting Information
If the Participant is a resident or domiciled in Brazil, the Participant may be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil. If the aggregate value of such assets and/or rights is US$1,000,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly.
Tax on Financial Transaction (IOF)
Repatriation of funds (e.g., the proceeds from the sale of Shares) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant's responsibility to comply with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with the Participant’s personal tax advisor for additional details.

CANADA
TERMS AND CONDITIONS
RSUs Payable Only in Shares
RSUs granted to Participants in Canada shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.
Forfeiture Upon Termination of Employment
The following provision replaces Section 4(a) of the Agreement:
Until vested, the RSU shall be subject to forfeiture in the event of the termination of the Participant's employment, where termination of employment means the date on which the Participant is no longer actively providing services to the Company (including, for this purpose, all Eligible Subsidiaries) for any reason, whether such termination is occasioned by the Participant, by the Company or any of its Eligible Subsidiaries, with or without cause, and whether or not later found to be invalid or unlawful; by mutual agreement or by operation of law (“Termination of Employment”). For the avoidance of doubt, unless explicitly required by applicable legislation, the date on which any Termination of Employment occurs shall not be extended by any notice period or period for which pay in lieu of notice or related damages or payments are provided or mandated under local law (including, but not limited to, statute, contract, regulatory law and/or common or civil law), and the Participant shall have no right to full or pro-rated vesting or compensation for lost vesting related to such periods. For greater clarity, the date on which Termination of Employment occurs shall not be extended by any period of “garden leave”, paid administrative leave or similar period under local law. The Administrator shall have the exclusive discretion to determine when the Participant ceased to actively provide services to the Employer for the purposes of this RSU (including, subject to statutory protections, whether the Participant may still be considered to be providing services while on an approved leave of absence). Unless the Committee provides otherwise (1) Termination of Employment shall include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Employer no longer constitutes an Eligible Subsidiary shall constitute a Termination of Employment.
If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the RSU, if any, will terminate effective as of the last day of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for the lost vesting.
Sections 4(b) through 4(e) of the Agreement shall continue to apply to the Participant; provided, however, that any reference to termination of employment, termination of an active service-providing relationship, “no longer actively employed (or is no longer actively providing services, as applicable)” or similar language shall be interpreted to mean Termination of Employment as defined in this Addendum A.
The following two provisions apply if the Participant is a resident of Quebec:
French Language Documents.
A French translation of this document and the Plan will be made available to the Participant as soon as reasonably practicable upon written request. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of this document and the Plan will govern the Participant’s participation in the Plan.
Documents en Langue Française.
Une traduction française du présent document et du Plan sera mise à la disposition du Participant dès que raisonnablement possible sur demande écrite. Nonobstant toute disposition contraire dans le Contrat, et à moins que le Participant n'indique le contraire, la traduction française du présent document et du Plan régira la participation du Participant au Plan.
Data Privacy
The following provision supplements Section 13 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Participant’s awards under the Plan. The Participant further authorizes the Company, its Subsidiaries and the Stock Plan Administrator to disclose and discuss the Participant’s participation in the Plan with their respective advisors. The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in the Participant’s employee file. The Participant acknowledges that the Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges that the Company, its Subsidiaries and the Stock Plan Administrator may

use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
NOTIFICATIONS
Securities Law Notice
The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information
Specified foreign property, including the RSUs, Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, unvested RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Participant holds other specified foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other shares of the Company, this ACB may need to be averaged with the ACB of the other shares. The Participant should consult the Participant’s personal legal advisor to ensure compliance with applicable reporting obligations.

CHILE
NOTIFICATIONS
Securities Law Notice
The grant of the RSUs is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.
a)    The starting date of the offer will be the Date of Grant (as defined in the Agreement), and this offer conforms to General Ruling No. 336 of the Chilean Commission of the Financial Market (“CMF”);
b)    The offer deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the CMF, and therefore such securities are not subject to its oversight;
c)    The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the CMF; and
d)    The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

Exchange Control Notice
If the Participant is a resident of Chile, the Participant is not required to repatriate any proceeds obtained from the sale of Shares or the receipt of dividends to Chile. However, if the Participant is a resident of Chile and decides to repatriate proceeds from the sale of Shares or the receipt of dividends and the amount of the proceeds to be repatriated exceeds US$10,000, the Participant must effect such repatriation through the Formal Exchange Market. It is unnecessary to convert any repatriated funds into Chilean currency.
Please note that exchange control regulations in Chile are subject to change. The Participant should consult with the Participant’s personal legal advisor regarding any exchange control obligations that the Participant may have prior to the vesting of the RSUs.
Foreign Asset/Account Reporting Information
The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) any taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before July 1 of each year. The sworn statement disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929.

CHINA
TERMS AND CONDITIONS
The following provision applies if the Participant is subject to exchange control restrictions and regulations in the People's Republic of China (“PRC”), including the requirements imposed by the PRC State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Settlement Notice
Notwithstanding anything to the contrary in the Plan or the Agreement, no Shares will be issued to the Participant in settlement of the RSUs unless and until all necessary exchange control or other approvals with respect to the RSUs under the Plan have been obtained from the SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the RSUs are scheduled to vest in accordance with the vesting schedule set forth in the Agreement, any Shares which are contemplated to be issued in settlement of such vested RSUs shall be held by the Company in escrow on behalf of the Participant until SAFE Approval is obtained.
NOTIFICATIONS
Exchange Control Restrictions Applicable to Participants who are PRC Nationals
If the Participant is a local national of the PRC, the Participant understands and agrees that upon RSU vesting the underlying Shares may be sold immediately or, at the Company’s discretion, at a later time. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the

Participant expressly authorizes such broker to complete the sale of such Shares. If the Company changes its designated brokerage firm, the Participant acknowledges and agrees that the Company may transfer any Shares issued under the Plan to the new designated brokerage firm, if necessary or advisable for legal or administrative reasons. The Participant agrees to sign any documentation necessary to facilitate the transfer of Shares. Further, the Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax Related-Items resulting from the vesting of the RSUs has been satisfied. Due to fluctuations in the Share price and/or the U.S. Dollar exchange rate between the Vesting Date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the fair market value of the Shares on the Vesting Date. The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or U.S. Dollar exchange rate.
The Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the RSUs and any dividends received in relation to the Shares. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account to be approved by the local foreign exchange administration, and the Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. Dollars or local currency at the Company’s discretion (as of the Date of Grant, the proceeds are paid to the Participant in local currency). In the event the proceeds are paid to the Participant in U.S. Dollars, the Participant understands that the Participant will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to the Participant in local currency, the Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are distributed to the Participant through any such special account.
Exchange Control Notice Applicable to Participants in the PRC
If the Participant is a local national of the PRC, the Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed US$50,000. The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with the Participant’s local bank prior to the vesting of the RSUs/sale of Shares.
The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC.
Foreign Asset/Account Reporting Information
PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Participant may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. It is the Participant's responsibility to comply with this reporting obligation and the Participant should consult his/her personal tax advisor in this regard.

COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement
The following provision supplements Section 17 of the Agreement:
The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan, the RSUs, the underlying Shares, and any other amounts or payments granted or realized from participation in the Plan do not constitute a component of the Participant's “salary” for any purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.
NOTIFICATIONS
Securities Law Notice
The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores), and therefore, the Shares cannot be offered to the public in Colombia. Nothing in the Agreement shall be construed as making a public offer of securities, or the promotion of financial products in Colombia.
Exchange Control Notice
Foreign investments must be registered with the Central Bank of Colombia (Banco de la República). Upon the subsequent sale or other disposition of investments held abroad, the registration with the Central Bank must be canceled, the proceeds from the sale or other disposition of the Shares must be repatriated to Colombia and the appropriate Central Bank form must be filed (usually with the Participant’s local bank). The Participant acknowledges that the Participant personally is responsible for complying with Colombian exchange control requirements.
Foreign Asset/Account Reporting Information
An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. The Participant acknowledges that the Participant personally is responsible for complying with this tax reporting requirement.

CZECH REPUBLIC
NOTIFICATIONS
Exchange Control Notice
Upon request of the Czech National Bank (the “CNB”), the Participant may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (Shares and proceeds from the sale of the Shares may be included in this reporting requirement). Even in the absence of a request from the CNB, the Participant may need to report foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 2,000,000,000 or more. Because exchange control regulations change frequently and without notice, the Participant should consult the Participant’s personal legal advisor prior to vesting of the RSUs and the subsequent sale of Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with Czech exchange control laws, and neither the Company nor any Subsidiary will be liable for any resulting fines or penalties.

DENMARK
TERMS AND CONDITIONS
Danish Stock Option Act
Notwithstanding anything in the Agreement to the contrary, the treatment of the RSUs upon the Participant’s termination of employment with the Company or an Eligible Subsidiary, as applicable, shall be governed by the Danish Stock Option Act, as in effect at the time of the Participant’s termination (as determined by the Committee in its discretion in consultation with legal counsel). By accepting the RSUs, the Participant acknowledges that the Participant has received a Danish translation of an Employer Statement, (which is attached hereto as Addendum B), which is being provided to comply with the Danish Stock Option Act.
NOTIFICATIONS
Foreign Asset/Account Reporting Information
If Danish residents establish an account holding Shares or an account holding cash outside Denmark, they must report the account to the Danish Tax Administration as part of their annual tax return under the section related to foreign affairs and income. The form which should be used in this respect can be obtained from a local bank.

FRANCE
TERMS AND CONDITIONS
Consent to Receive Information in English
By accepting the RSUs, the Participant confirms having read and understood the Plan, the Grant Notice, the Agreement and this Addendum A, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement afin de Recevoir des Informations en Anglais
En acceptant les droits sur des actions assujettis à restrictions (« restricted stock units » ou « RSUs »), le Participant confirme avoir lu et compris le Plan, la Notification d’Attribution, le Contrat et la présente Annexe A, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS
Tax Information
The RSUs granted under this Agreement are not intended to be a tax-qualified RSUs.
Exchange Control Notice
The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. The Participant should consult with the Participant’s personal financial advisor for further details regarding this requirement.
Foreign Asset/Account Reporting Information
French residents must report annually any shares and bank accounts they hold outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with the Participant’s personal income tax return. Failure to report triggers a significant penalty.

GERMANY
NOTIFICATIONS
Exchange Control Notice
Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank).  If the Participant acquires Shares with a value in excess of this amount, the Employer will report the acquisition of the Shares to Bundesbank. If the Participant otherwise makes or receives a payment in excess of this amount (e.g., if the Participant sells Shares via a foreign broker, bank or service provider and receive proceeds in excess of this amount), the Participant must report the payment to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.

HONG KONG
TERMS AND CONDITIONS
Form of Settlement
Notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the RSUs are payable in Shares only.
Sale Restriction
Shares received at vesting are accepted as a personal investment. In the event that the RSUs vest and Shares are issued to the Participant (or the Participant's heirs) within six (6) months of the Date of Grant, the Participant (or the Participant's heirs) agrees that the Shares will not be offered to the public or otherwise disposed of prior to the six (6)-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Notice
WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of the Shares upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Addendum A, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
Nature of Scheme
The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY
No country-specific provisions.

INDIA
NOTIFICATIONS
Exchange Control Notice
The Participant must repatriate any proceeds from the sale of the Shares and any cash dividends acquired under the Plan to India and convert the proceeds into local currency within a certain period from the time of receipt (90 days for sale proceeds and 180 days for dividend payments, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency). The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Further, the Participant agrees to provide any information that may be required by the Company or the Employer to enable them to make any applicable filings they may have under exchange control laws in India. It is the Participant’s responsibility to comply with applicable exchange control laws in India.
It is the Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.

Foreign Asset/Account Reporting Information
The Participant is required to declare the Participant’s foreign bank accounts and any foreign financial assets (including Shares held outside India) in the Participant’s annual tax return.  It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with the Participant’s personal tax advisor in this regard as significant penalties may apply in the case of non-compliance.

IRELAND
NOTIFICATIONS
Director Notification Obligation
Irish residents who may be a director, shadow director or secretary of an Irish subsidiary whose interest in the Company represents more than 1% of the Company’s voting share capital are required to notify such Irish Subsidiary in writing within a certain time period. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL
TERMS AND CONDITIONS
Trust Arrangement
The Participant understands and agrees that the RSUs awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Sub-Plan for Israel (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”), or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.
Type of Grant
The RSUs are intended to qualify for favorable tax treatment in Israel as a “102 Capital Gains Track Grant” (as defined in the Sub-Plan) subject to the terms and conditions of “Section 102” (as defined in the Sub-Plan) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the RSUs, the Participant acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the RSUs.
By accepting the RSUs, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the RSUs and/or any Shares issued in connection therewith, will be registered for the benefit of the Participant in the name of the Trustee as required to qualify under Section 102.

The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or the Shares granted thereunder. The Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).
Electronic Delivery
The following provision supplements Section 12 of the Agreement.
To the extent required pursuant to Israeli tax law and/or by the Trustee, the Participant consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by the Participant related to the Participant’s participation in the Plan.
Data Privacy
The following provision supplements Section 13 of the Agreement:
Without derogating from the scope of Section 13 of the Agreement, the Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party.
NOTIFICATIONS
Securities Law Notice
The grant of the RSUs does not constitute a public offering under the Securities Law, 1968.

ITALY
TERMS AND CONDITIONS
Plan Document Acknowledgement
In accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement, has reviewed the Plan and the Agreement (including this Addendum A), in their entirety and fully understands and accepts all provisions of the Plan and the Agreement (including this Addendum A).
The Participant further acknowledges that the Participant has read and specifically and expressly approves without limitation, the following sections of the Agreement: Section 7: Tax Obligations; Section 16: Governing Law and Venue; Section 17: Nature of RSUs; Section 25: Country-Specific Provisions; Section 26: Imposition of Other Requirements; Section 27: Recoupment; and the Data Privacy section above.

NOTIFICATIONS
Foreign Asset/Account Reporting Information
To the extent that the Participant holds investments abroad or foreign financial assets that may generate taxable income in Italy (such as the Shares acquired under the Plan) during the calendar year, the Participant is required to report them on the Participant’s annual tax return (UNICO Form, RW Schedule), or on a special form if no tax return is due and pay the foreign financial assets tax. The tax is assessed at the end of the calendar year or on the last day the shares are held (in such case, or when the shares are acquired during the course of the year, the tax is levied in proportion to the number of days the shares are held over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. In other words, if the Participant holds investments abroad or foreign financial assets for an overall value currently not exceeding EUR 6,000, the Participant does not have to pay the foreign financial assets tax.

JAPAN
NOTIFICATIONS
Exchange Control Notice
If the Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.
Foreign Asset/Account Reporting Information
The Participant will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15 each year. The Participant should consult with the Participant’s personal tax advisor as to whether the reporting obligation applies to the Participant and whether the requirement extends to any outstanding RSUs or Shares acquired under the Plan.

KOREA
NOTIFICATIONS
Exchange Control Notice
If the Participant realizes US$500,000 or more from the sale of Shares or the receipt of any dividends with respect to RSUs granted prior to July 18, 2017, Korean exchange control laws may require the Participant to repatriate the proceeds back to Korea within three (3) years of the sale/receipt.
Foreign Asset/Account Reporting Information
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The Participant should consult with the Participant’s personal tax advisor to determine the Participant’s personal reporting obligations.

LUXEMBOURG
NOTIFICATIONS
Exchange Control Notice
The Participant must report any inward remittance of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen (15) working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it will usually fulfill the reporting obligation on the Participant’s behalf; otherwise the Participant personally will be responsible for reporting the transaction.

MALAYSIA
NOTIFICATIONS
Director Notification
If the Participant is a director of a subsidiary or other related company in Malaysia, then the Participant is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any related company.

MEXICO
TERMS AND CONDITIONS
Labor Law Acknowledgement
The following provision supplements Section 17 of the Agreement.
By accepting the RSUs, the Participant acknowledges that the Participant understands and agrees that: (i) the RSUs are not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement
The grant of the RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at 225 Wyman Street, Waltham, Massachusetts 02451, United States of America, is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of Shares under the Plan does not, in any way establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the Participant’s sole employer is the Subsidiary employing the Participant, as applicable, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgment
By participating in the Plan, Participant acknowledges that the Participant has received copies of the Plan and the Agreement, has reviewed the Plan and the Agreement in their entirety and fully understands and accept all provisions of the Plan and the Agreement.
In addition, by participating in the Plan, the Participant further acknowledges that the Participant has read and specifically and expressly approves the terms and conditions in Section 17 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Shares underlying the RSUs.
Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Subsidiaries with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral
Esta disposición complementa la Sección 17 del Acuerdo.
Al aceptar el RSU,el Participante reconoce entiende y acuerda que: (i) la RSU no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas al Participante por del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de empleo.
Declaración de Política
La concesión del RSU que la Compañía está haciendo bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 225 Wyman Street, Waltham, Massachusetts 02451, Estados Unidos de Norteamérica, es la única responsable por la administración del Plan. La participación en el Plan y la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que la participación en el Plan por parte del Participante es completamente comercial y el único patrón es Subsidiaria que esta contratando al que tiene la RSU, en caso de ser aplicable, así como tampoco establece ningún derecho entre el que tiene la RSU y el patrón.

Reconocimiento del Plan de Documentos
Al participar en el Plan, el Participante reconoce que ha recibido copias del Plan y del Acuerdo, mismos que ha revisado en su totalidad y los entiende completamente y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al participar en el Plan, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 17 del Acuerdo, en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la RSU.
Finalmente, el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
NOTIFICATIONS
Securities Law Notice
The RSUs granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather a private placement of securities addressed specifically to certain employees of the Company and its subsidiaries and are made in accordance with the provisions of the Mexican Securities Market Law. Any rights under such offering shall not be assigned or transferred.

NETHERLANDS
No country-specific provisions.

NORWAY
NOTIFICATIONS
Exchange Control Information
In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with their acquisition or sale of Shares under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If any transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

Foreign Asset/Account Reporting Information
Norwegian residents may be subject to foreign asset reporting as part of their ordinary tax return. Norwegian banks, financial institutions, limited companies etc. must report certain information to the Tax Administration. Such information may then be pre-completed in a Norwegian resident’s tax return. However, if the resident has traded, or is the owner of, financial instruments (e.g., Shares) not pre-completed in the tax return, the Norwegian resident must enter this information in Form RF-1159, which is an appendix to the tax return.

POLAND
NOTIFICATIONS
Foreign Asset/Account Reporting Information
Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000.
Exchange Control Notice
Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently EUR 15,000). Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made.

PORTUGAL
TERMS AND CONDITIONS
Language Consent
The Participant hereby expressly declares that the Participant is proficient in the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua
O Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e do Contrato.
NOTIFICATIONS
Exchange Control Notice
If the Participant is a Portuguese resident and holds Shares after vesting of the RSUs, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, The Participant is responsible for submitting the report to the Banco de Portugal, unless the Participant engages a Portuguese financial intermediary to file the reports on the Participant’s behalf.

PUERTO RICO
No country-specific provisions.

RUSSIA
TERMS AND CONDITIONS
Labor Law Acknowledgement
The Participant understands that if the Participant continues to hold the Shares acquired under the Plan after an involuntary termination of employment, the Participant will be ineligible to receive unemployment benefits in Russia.
U.S. Transaction
Any Shares issued upon vesting of the RSUs shall be delivered to the Participant through a brokerage account with the Stock Plan Administrator established in the United States. The Participant may hold the Shares in the Participant’s brokerage account in the United States; however, in no event will the Shares issued to the Participant and/or share certificates or other instruments be delivered to the Participant in Russia. The Participant is not permitted to make any public advertising or announcements regarding the RSUs or Shares in Russia, or promote these Shares to other Russian legal entities or individuals, and the Participant is not permitted to sell Shares acquired upon vesting of the RSUs directly to other Russian legal entities or residents. The Participant is permitted to sell Shares only on the New York Stock Exchange and only through a United States broker.

Data Privacy
This data privacy consent replaces Section 13 of the Agreement:

1. Purposes for processing of the Personal Data		1. Цели обработки Персональных данных

1.1.	Granting to the Participant restricted share units or rights to purchase shares of common stock.	1.1.	Предоставление Субъектам персональных данных ограниченных прав на акции (RSU) или прав покупки обыкновенных акций.

1.2.	Compliance with the effective Russian Federation laws;	1.2.	Соблюдение действующего законодательства Российской Федерации;

2. The Participant hereby grants consent to processing of the personal data listed below		2. Субъект персональных данных настоящим дает согласие на обработку перечисленных ниже персональных данных

2.1.	Last name, first name, patronymic, year, month, date and place of birth, gender, age, address, citizenship, information on education, contact details (home address(es), direct office, home and mobile telephone numbers, e-mail address, etc.), photographs;	2.1.
Фамилия, имя, отчество, год, месяц, дата и место рождения, пол, возраст, адрес, гражданство, сведения об образовании, контактная информация (домашний(е) адрес(а), номера прямого офисного, домашнего и мобильного телефонов, адрес электронной почты и др.), фотографии;

2.2.	Information contained in personal identification documents (including passport details), tax identification number and number of the State Pension Insurance Certificate, including photocopies of passports, visas, work permits, drivers licenses, other personal documents;	2.2.
Сведения, содержащиеся в документах, удостоверяющих личность, в том числе паспортные данные, ИНН и номер страхового свидетельства государственного пенсионного страхования, в том числе фотокопии паспортов, виз, разрешений на работу, водительских удостоверений, других личных документов;

2.3.	Information on employment, including the list of duties, information on the current and former employers, information on promotions, disciplinary sanctions, transfer to other position / work, etc.;	2.3.
Информация о трудовой деятельности, включая должностные обязанности, информация о текущем и прежних работодателях, сведения о повышениях, дисциплинарных взысканиях, переводах на другую должность/работу, и т.д.;

2.4.	Information on the Participant’s salary amount, information on salary changes, on participation in employer benefit plans and programs, on bonuses paid, etc.;	2.4.
Информация о размере заработной платы Субъекта персональных данных, данные об изменении заработной платы, об участии в премиальных системах и программах Работодателя, информация о выплаченных премиях, и т.д.;

2.5.	Information on work time, including hours scheduled for work per week and hours actually worked;	2.5.	Сведения о рабочем времени, включая нормальную продолжительность рабочего времени в неделю и количество фактически отработанного рабочего времени;

2.6.	Information on potential membership of certain categories of employees having rights for guarantees and benefits in accordance with the Russian Federation Labor Code and other effective legislation;	2.6.	Сведения о принадлежности к определенным категориям работников, которым предоставляются гарантии и льготы в соответствии с Трудовым кодексом Российской Федерации и иным действующим законодательством;

2.7.	Information on the Participant’s tax status (exempt, tax resident status, etc.);	2.7.	Информация о налоговом статусе Субъекта персональных данных (освобождение от уплаты налогов, является ли налоговым резидентом и т.д.);

2.8.	Information on shares of Common Stock or directorships held by the Participant, details of all awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding;	2.8.
Информация об обыкновенных акциях или членстве в совете директоров Субъекта персональных данных, обо всех программах вознаграждения или иных правах на получение обыкновенных акций, которые были предоставлены, аннулированы, исполнены, погашены, непогашены или подлежат выплате.

2.9.	Any other information, which may become necessary to the Company in connection with the purposes specified in Clause 2 above.	2.9.	Любые иные данные, которые могут потребоваться Операторам в связи с осуществлением целей, указанных в п. 3 выше.

the “Personal Data”		далее – «Персональные данные»

3.1. The Participant hereby consents to performing the following operations with the Personal Data:		3.1. Субъект персональных данных настоящим дает согласие на совершение с Персональными данными перечисленных ниже действий:

3.1.1.	processing of the Personal Data, including collection, systematization, accumulation, storage, verification (renewal, modification), use, dissemination (including transfer), impersonalizing, blockage, destruction;	3.1.1.	обработка Персональных данных, включая сбор, систематизацию, накопление, хранение, уточнение (обновление, изменение), использование, распространение (в том числе передача), обезличивание, блокирование, уничтожение персональных данных;

3.1.2.	transborder transfer of the Personal Data to оperators located on the territory of foreign states. The Participant hereby confirms that he was notified of the fact that the recipients of the Personal Data may be located in foreign states that do not ensure adequate protection of rights of personal data subjects;	3.1.2.	трансграничная передача Персональных данных операторам на территории любых иностранных государств. Субъект персональных данных настоящим подтверждает, что он был уведомлен о том, что получатели Персональных данных могут находиться в иностранных государствах, не обеспечивающих адекватной защиты прав субъектов персональных данных;

3.1.3.	including Personal Data into generally accessible sources of personal data (including directories, address books and other), placing Personal Data on the Company's web-sites on the Internet.	3.1.3.	включение Персональных данных в общедоступные источники персональных данных (в том числе справочники, адресные книги и т.п.), размещение Персональных данных на сайтах Операторов в сети Интернет.

3.2. General description of the data processing methods used by the Company		3.2. Общее описание используемых Оператором(ами) способов обработки персональных данных

3.2.1.    When processing the Personal Data, the Company undertakes the necessary organizational and technical measures for protecting the Personal Data from unlawful or accidental access to them, from destruction, change, blockage, copying, dissemination of Personal Data, as well as from other unlawful actions.

3.2.1.    При обработке Персональных данных Операторы принимают необходимые организационные и технические меры для защиты Персональных данных от неправомерного или случайного доступа к ним, уничтожения, изменения, блокирования, копирования, распространения Персональных данных, а также от иных неправомерных действий.

3.2.2.    Processing of the Personal Data by the Company shall be performed using the data processing methods that ensure confidentiality of the Personal Data, except where: (1) Personal Data is impersonalized; and (2) in relation to publicly available Personal Data; and in compliance with the established requirements to ensuring the security of personal data, the requirements to the tangible media of biometric personal data and to the technologies for storage of such data outside personal data information systems in accordance with the effective legislation.

3.2.2.    Обработка Персональных данных Операторами осуществляется при помощи способов, обеспечивающих конфиденциальность таких данных, за исключением следующих случаев: (1) в случае обезличивания Персональных данных; (2) в отношении общедоступных Персональных данных; и при соблюдении установленных требований к обеспечению безопасности персональных данных, требований к материальным носителям биометрических персональных данных и технологиям хранения таких данных вне информационных систем персональных данных в соответствии с действующим законодательством.

4. Term, revocation procedure	4. Срок, порядок отзыва

This Statement of Consent is valid for an indefinite term. The Participant may revoke this consent by sending to Company a written notice at least ninety (90) days in advance of the proposed consent revocation date. The Participant agrees that during the specified notice period the Company is not obliged to cease processing of Personal Data or destroy the Personal Data of the Participant.	Настоящее согласие действует в течение неопределенного срока. Субъект персональных данных может отозвать настоящее согласие путем направления Оператору(ам) письменного(ых) уведомления(ий) не менее чем за 90 (девяносто) дней до предполагаемой даты отзыва настоящего согласия. Субъект персональных данных соглашается на то, что в течение указанного срока Оператор(ы) не обязан(ы) прекращать обработку персональных данных и уничтожать персональные данные Субъекта персональных данных.

NOTIFICATIONS
Securities Law Notice
The Participant acknowledges that the Agreement, the grant of the RSUs, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia, and the Participant's acceptance of the RSUs results in an agreement between the Company and the Participant that is completed in the United States and is governed by the laws of the State of Delaware. The Shares to be issued under the Plan have not and will not be registered in Russia, nor will they be admitted for listing on any Russian exchange for trading within Russia. Thus, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will the Shares to be issued under the Plan be delivered to the Participant in Russia. All the Shares acquired under the Plan will be maintained on behalf of the Participant outside of Russia. The Participant will not be permitted to sell or otherwise transfer the Shares directly to a Russian legal entity or resident.
Exchange Control Notice
The Participant may be required to repatriate cash proceeds from the Participant’s participation in the Plan (e.g., cash dividends, sale proceeds) as soon as the Participant intends to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to the Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to other accounts, including ones at foreign banks, in accordance with Russian exchange control laws. As of April 17, 2020, the repatriation requirement may not apply with respect to cash amounts received in an account that is considered by the Central Bank of Russia to be a foreign brokerage account opened with a financial market institution other than a bank. Statutory exceptions to the repatriation requirement also may apply. The Participant should consult with the Participant’s personal legal advisor to determine the applicability of the repatriation requirement to any cash received in connection with the Participant’s participation in the Plan and to ensure compliance with any applicable exchange control requirements.
Foreign Asset/Account Reporting Information
The Participant is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one (1) month of opening, closing or change of details of such account. The Participant is also required to report (i) the beginning and ending balances in such a foreign bank account each year, and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year.  The tax authorities may require supporting documents related to transactions in such foreign bank accounts.  The Participant should consult the Participant’s personal tax advisor to determine and ensure compliance with the Participant’s foreign asset/account reporting obligations. The Participant is also required to report the Participant’s foreign brokerage accounts and foreign accounts with other financial institutions (financial market organizations). Certain specific exceptions from the reporting requirements may apply.
Anti-Corruption Legislation Information
Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including the Shares acquired under the Plan). The Participant should consult with the Participant’s personal legal advisor to determine whether this restriction applies to the Participant’s circumstances.

SINGAPORE
NOTIFICATIONS
Securities Law Notice
The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made after six (6) months from the Date of Grant or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “VLTO” and the Shares acquired under the Plan may be sold through this exchange.
Director Notification Requirement
If the Participant is a director, associate director, or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Participant is resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares, etc.) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells the Shares of the Company or any related company (including when the Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs or when Shares acquired under the Plan are subsequently sold), or (iii) becoming a director. If you are the Chief Executive Officer of the Singapore Subsidiary of the Company, these requirements may also apply to you.

SOUTH AFRICA
TERMS AND CONDITIONS
Tax Obligations
The following provision supplements Section 7(a) of the Agreement:
By accepting the RSUs, the Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If the Participant fails to advise the Employer of the gain realized at vesting, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount of tax withheld by the Company or Employer.
NOTIFICATIONS
Securities Law Notice
In compliance with South African securities laws, the documents listed below are available on the following websites:
i.    a copy of the Company's most recent annual report (i.e., Form 10-K) is available at: [____________];
ii.    a copy of the Plan is attached as an exhibit to the Company’s annual report (i.e., Form 10-K) available at [_____________]; and
iii.    a copy of the Plan Prospectus is available at www.fidelity.com.

A copy of the above documents will be sent to the Participant free of charge on written request to Veralto Corporation, 225 Wyman Street, Waltham, Massachusetts 02451, United States of America, Attention: Corporate Secretary.
The Participant should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Participant should contact the Participant’s tax advisor for specific information concerning the Participant’s personal tax situation with regard to Plan participation.
Exchange Control Notice
The RSUs may be subject to exchange control regulations in South Africa. In particular, if the Participant is a South African resident for exchange control purposes, the Participant is required to obtain approval from the South African Reserve Bank for payments (including payments of proceeds from the sale of the Shares) that the Participant receives into accounts based outside of South Africa (e.g., a U.S. brokerage account). Because exchange control regulations are subject to change, the Participant should consult with the Participant’s personal advisor to ensure compliance with current regulations. The Participant is responsible for ensuring compliance with all exchange control laws in South Africa.

SPAIN
TERMS AND CONDITIONS
Nature of RSUs
The following provision supplements Section 17 of the Agreement:
In accepting the grant of the RSUs, the Participant acknowledges that the Participant consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that such RSUs and any Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, as a condition of the grant of the RSUs, unless otherwise expressly provided for by the Company or set forth in the Agreement, the RSUs will be cancelled without entitlement to any Shares if the Participant terminates employment by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Participant’s employment has terminated for purposes of the RSUs.

The Participant understands that the grant of the RSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.
NOTIFICATIONS
Securities Law Notice
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Addendum A) and any other documents evidencing the grant of the RSUs have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.
Exchange Control Notice
The Participant must declare the acquisition of the Shares to the Dirección General de Comercio e Inversiones (the Bureau for Commerce and Investments, the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. The Participant must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if the Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, the Participant must declare the importation of such securities to the DGCI. The sale of the Shares must also be declared to the DGCI by means of a form D-6 filed in January. The form D-6, generally, must be filed within one (1) month after the sale if the Participant owns more than 10% of the share capital of the Company or the Participant’s investment exceeds €1,502,530. In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Foreign Asset/Account Reporting Information
To the extent the Participant holds rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on the Participant’s tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 per type of right or asset as of each subsequent December 31, or if the Participant sells Shares or cancel bank accounts that were previously reported. Failure to comply with this reporting requirement may result in penalties to the Spanish residents.
In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.

SWEDEN
No country-specific provisions.

SWITZERLAND
NOTIFICATIONS
Securities Law Notice
Neither this document nor any other materials relating to the RSUs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services ("FinSA"), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

TAIWAN
TERMS AND CONDITIONS
Data Privacy
The Participant acknowledges that the Participant has read and understands the terms regarding collection, processing and transfer of personal data contained in Section 13 of the Agreement and agrees that, upon request of the Company or the Employer, the Participant will provide any executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. The Participant understands the Participant will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Notice
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notice
If the Participant is a resident of Taiwan, the Participant may acquire foreign currency, and remit the same out of or into Taiwan, up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, the Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank.

THAILAND
NOTIFICATIONS
Exchange Control Notice
Thai residents receiving funds in connection with the Plan (e.g., dividends or sale proceeds) with a value equal to or greater than USD 1,000,000 per transaction are required to repatriate the funds to Thailand immediately following the receipt of the funds and to then either convert such repatriated funds into Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand acting as the authorized agent within 360 days of repatriation. The Participant is also required to inform the authorized agent of the details of the foreign currency transaction, including the Participant’s identification information and the purpose of the transaction.
If the Participant does not comply with this obligation, the Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, the Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.

TÜRKIYE
NOTIFICATIONS
Securities Law Notice
Under Turkish law, the Participant is not permitted to sell the Shares acquired under the Plan in Türkiye. The Shares are currently traded on the New York Stock Exchange under the ticker symbol “VLTO” and the Shares may be sold through this exchange.
Exchange Control Notice
In certain circumstances, Turkish residents are permitted to sell the Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Türkiye. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. The Participant should consult the Participant’s personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.

UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Notice
The Agreement, the Plan, and other incidental communication materials related to the RSUs are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme.
The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Participant does not understand the contents of the Agreement, including this Addendum A, or the Plan, the Participant should obtain independent professional advice.

UNITED KINGDOM
TERMS AND CONDITIONS
Tax Obligations
The following provision supplements Section 7 of the Agreement:
Without limitation to Section 7 of the Agreement, the Participant hereby agrees that the Participant is liable for all Tax Related-Items and hereby covenants to pay all such Tax Related-Items, as and when requested by the Company, or if different, the Employer, or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax Related-Items that they are required to pay or withhold, or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 7 of the Agreement.
**************************

ADDENDUM B
EMPLOYER INFORMATION STATEMENT – DENMARK
RESTRICTED STOCK UNIT GRANT
EMPLOYER STATEMENT
Veralto Corporation (hereinafter the "Company") must in accordance with the Danish Act on the use of purchase rights or subscription rights to shares etc. in employment relationships (hereinafter the ”Act”), provide you with the following information regarding the grant of restricted stock units (hereinafter the “Grant”) which you have received under the Veralto Corporation Incentive Program.
This statement contains only the information set out in section 3(1) of the Act. The terms of the Grant are described in detail in the Veralto Corporation 2023 Omnibus Incentive Plan (the “Plan”) and in applicable award agreement relating to your award (hereinafter the “Agreement”)
1.    Date of the grant
The grant date of your award is set forth in the Agreement of which this statement forms a part.
2.    Terms of the grant
The Grant is determined solely at the discretion of the Board (or the relevant board Committee). In its assessment, the Board (or the relevant board committee) has considered several factors, including your personal performance. Regardless of your personal performance and the Company's future prospects, the Company may decide unilaterally and in its sole discretion, not to grant restricted stock units to you in the future. Pursuant to the terms of the Plan and the Agreement, you are not entitled and have no claim to receive future restricted stock units as a consequence of the Grant.
3.    Exercise date
Restricted stock units granted under the Plan are governed by the terms and conditions set forth in the Plan and the applicable Agreement.
4.    Exercise price
With respect to any award of restricted stock units, you do not have to pay any exercise fee when the restricted stock units have vested, and the shares are issued/transferred to you.
5.    Your rights upon termination of employment
Your rights upon termination of employment are set out in the Plan and the Agreement, which contain the terms for your restricted stock units in connection with disability, death, retirement, termination for gross misconduct and other terminations.

6.    Financial aspects of participation in the Program
The Grant may have no immediate fiscal impact for you. The value of the rights which you have been granted under the Agreement, including the value of any shares issued pursuant to restricted stock units, are not taken into account when calculating holiday allowance, holiday supplement or other supplements or compensations stipulated by law, which are calculated in full or in part on the basis of the salary.
Shares are financial instruments and investing in shares always involves a financial risk. The possibility of making a profit at the time you sell your shares depends on the Company's financial performance and its future prospects, as well as other factors such as the general economic situation and the situation in the financial markets. The value of any of the Company's ordinary shares that you receive as a result of restrictive stock units can go both up and down. Previously achieved results of the Company’s ordinary shares do not necessarily reflect how they will perform in the future. There are no guarantees that the granted restrictive stock units will increase in value or retain the value that it had when it was granted.
You are ultimately responsible for compliance with the obligations in regard to income tax, social insurances, or other tax withholdings (hereinafter “Tax-related matters”) in connection with the Grant or the exercise thereof. By accepting the Grant, you simultaneously give permission for the Company and its subsidiaries to withhold all applicable Tax-related matters that you are legally obligated to pay of your salary or other compensation paid to you by the Company or its subsidiaries, or by proceeds from the sale of shares.

ARBEJDSGIVERERKLÆRING
Veralto Corporation (herefter ”Selskabet”) skal, i overensstemmelse med den danske Lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (herefter ”Loven”), tilvejebringe Dem følgende oplysninger angående tildeling af betingede aktieenheder (herefter “Tildelingen”), som De har modtaget i henhold til Veralto Corporations incitamentsprogram.
Denne erklæring indeholder kun de oplysninger, der står i paragraf 3, stk. 1, i Loven. Vilkårene for Tildelingen er beskrevet detaljeret i Veralto Corporation 2023 Omnibus Incentive Plan (herefter ”Programmet”) og i den relevant aftale om tildeling (herefter ”Aftalen”).
1.    Tildelingstidspunkt
Tildelingsdatoen for Deres tildeling er fastsat i Aftalen, som denne erklæring udgør en del af.
2.    Vilkår for tildelinger
Tildelingen er vedtaget alene efter Bestyrelsens skøn (eller den relevante bestyrelseskomités). Bestyrelsen (eller den relevante bestyrelseskomité) har i sin bedømmelse overvejet en række faktorer, herunder Deres personlige præstationer. Uagtet Deres personlige præstation og Selskabets fremtidsudsigter kan Selskabet beslutte, alene og efter eget skøn, ikke at tildele betingede aktieenheder til Dem i fremtiden. I henhold til betingelserne i Programmet og Aftalen har De hverken ret til eller krav på at modtage fremtidige betingede aktieenheder i medfør af Tildelingen.
3.    Udnyttelsesdato
Betingede aktieenheder, der er tildelt i henhold til Programmet, er reguleret af de betingelser, der er angivet i Programmet og i Aftalen.
4.    Udnyttelsespris
Med hensyn til tildeling af betingede aktieenheder skal De ikke betale noget udnyttelsesvederlag, når de betingede aktieenheder vester (modnes) og aktier udstedes/overdrages til Dem.
5.    Deres rettigheder ved ansættelsens ophør
Deres rettigheder ved ansættelsens ophør er beskrevet i Programmet og Aftalen, som indeholder vilkår om Deres aktieenheder i tilfælde af uarbejdsdygtighed, dødsfald, pensionering, grov misligholdelse samt anden ophør af ansættelsen.
6.    Økonomiske aspekter ved deltagelse i Programmet
Tildelingen har næppe umiddelbar økonomisk betydning for Dem. Værdien af de rettigheder, som De har under Aftalen, herunder værdien af aktier udstedt i henhold til betingede aktieenheder, tages der ikke hensyn til, når der skal beregnes feriegodtgørelse, ferietillæg eller andre tillæg eller kompensationer fastsat ved lov, som helt eller delvist udmåles på baggrund af lønnen.
Aktier er finansielle instrumenter, og en investering i aktier indebærer altid en økonomisk risiko. Muligheden for fortjeneste på det tidspunkt, De sælger Deres aktier, afhænger af Selskabets økonomiske præstation og dets fremtidsudsigter samt andre faktorer som f.eks. den generelle økonomiske situation og situationen i de finansielle markeder. Værdien af hvilke som helst af Selskabets ordinære aktie som følge af betingede aktieenheder, kan gå både op og ned. Selskabets ordinære aktiers tidligere opnåede resultater siger ikke nødvendigvis noget om, hvordan de klarer sig fremover. Der udstedes ikke nogen garantier om, at en aktie de tildelte betingede aktieenheder, stiger i værdi eller bevarer den værdi, som den havde, da den blev tildelt.
De er i sidste instans ansvarlig for overholdelse af forpligtelsen mht. indkomstskat, sociale forsikringer eller andre skattemæssige tilbageholdelser (herefter “Skatterelaterede forhold”) i forbindelse med Tildelingen eller udnyttelsen heraf. Ved accept af Tildelingen giver De tilladelse til, at Selskabet og dets datterselskaber tilbageholder alle gældende Skatterelaterede forhold, som De er juridisk forpligtiget til at betale ud af Deres løn eller af anden kompensation, som er udbetalt til Dem af Selskabet eller dets datterselskaber, eller af provenu fra aktiesalget.

ADDENDUM C
PERSONAL DATA (PRIVACY) ORDINANCE
PERSONAL INFORMATION COLLECTION STATEMENT – HONG KONG
As part of its responsibilities in relation to the collection, holding, processing or use of the personal data of employees under the Personal Data (Privacy) Ordinance, the Veralto Corporation and its subsidiaries (the “Company”) and the Participant’s Hong Kong employer, as applicable, (the “Hong Kong Employer”) hereby is providing the Participant with the following information.
Purpose
From time to time, it is necessary for the Participant to provide the Company and the Hong Kong Employer with the Participant's Personal Information for purposes related to the Participant’s employment and the grant of equity compensation awards by the Company to the Participant under the Plan, as amended and restated and any other equity compensation plan that may be established by the Company (collectively, the “Plan”), as well as managing the Participant’s ongoing participation in the Plan and for other purposes directly relating thereunder.
Transfer of Personal Data
Personal data will be kept confidential but, subject to the provisions of any applicable law, may be:
▪    made available to appropriate persons at the Company around the world (and the Participant hereby consents to the transfer of the Participant’s data outside of Hong Kong);
▪    supplied to any agent, contractor or third party who provides administrative or other services to the Company and/or the Hong Kong Employer or elsewhere and who has a duty of confidentiality (examples of such persons include, but are not limited to, any third party brokers or administrators engaged by the Company in relation to the Plan, external auditors, trustees, insurance companies, actuaries and any consultants/agents appointed by the Company and/or the Hong Kong Employer to plan, provide and/or administer employee benefits and awards granted under the Plan);
▪    disclosed to any government departments or other appropriate governmental or regulatory authorities in Hong Kong or elsewhere such as the Inland Revenue Department and the Labour Department;
▪    made available to any actual or proposed purchaser of all or part of the business of the Company or the Hong Kong Employer, in the case of any merger, acquisition or other public offering, the purchaser or subscriber for shares in the Company or the Hong Kong Employer; and
▪    made available to third parties in the form of marketing materials and/or directories identifying the names, office telephone numbers, email addresses and/or other contact information for key officers, senior employees and their secretaries, assistants and support staff of the Company or the Hong Kong Employer for promotional and administrative purposes.
Transfer of the Participant's Personal Information in connection with the Plan will only be made for one or more of the purposes specified above.

Access and Correction of Personal Data
Under the Personal Data (Privacy) Ordinance, the Participant has the right to ascertain whether the Hong Kong Employer holds the Participant's Personal Information, to obtain a copy of the data, and to correct any data that is inaccurate. The Participant may also request the Hong Kong Employer to inform the Participant of the type of personal data that it holds.
Requests for access and correction or for information regarding policies and practices and kinds of data in connection with the Plan should be addressed in writing to:
Veralto’s Corporate Compensation department at the headquarters address of Veralto Corporation set forth above
A small fee may be charged to offset our administrative costs in complying with the Participant’s access requests.
Nothing in this statement shall limit the rights of the Participant under the Personal Data (Privacy) Ordinance.
The Participant’s signature set forth on the signature page of this Agreement represents the Participant’s acknowledgement of the terms contained herein.
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